UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report
(Date of Earliest Event Reported):
November 19, 2024
THE CAMPBELL'S COMPANY

New Jersey	1-3822	21-0419870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices
Telephone Number: (856) 342-4800

Campbell Soup Company
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 – Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to the Restated Certificate of Incorporation

At its Annual Meeting of Shareholders on November 19, 2024, shareholders of Campbell Soup Company (“Campbell” or the “Company”) approved an amendment (the “Charter Amendment”) to the Company’s Restated Certificate of Incorporation to change the Company’s name to The Campbell’s Company. The Charter Amendment became effective upon the filing of a Certificate of Amendment to the Restated Certificate of Incorporation with the State of New Jersey Department of Treasury on November 19, 2024.

The foregoing summary of the Charter Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment to the By-Laws

On November 19, 2024, the Board of Directors (the “Board”) adopted and approved an amendment to the By-Laws of the Company (the “By-Laws”), effective November 19, 2024, solely to reflect the change in the Company’s name to The Campbell’s Company.

The foregoing summary of the amendment to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, as amended, which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Shareholders on November 19, 2024. The final results of voting with respect to all matters of business are set forth below.

Management Proposals:

1. Election of Directors
The nominees for election to the Board were elected, each until the next Annual Meeting of Shareholders or their earlier resignation or retirement. For each nominee, the votes cast for, against, abstentions, and broker non-votes were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Fabiola R. Arredondo	257,946,000	2,047,769	228,399	13,681,591
Howard M. Averill	256,920,617	3,063,629	237,922	13,681,591
Mark A. Clouse	259,427,098	569,572	225,498	13,681,591
Bennett Dorrance, Jr.	257,505,073	2,529,190	187,905	13,681,591
Maria Teresa (Tessa) Hilado	258,006,545	2,000,594	215,029	13,681,591
Grant H. Hill	256,825,549	3,158,536	238,083	13,681,591
Sarah Hofstetter	256,958,736	3,046,587	216,845	13,681,591
Marc B. Lautenbach	255,755,187	4,243,964	223,017	13,681,591
Mary Alice D. Malone	252,693,601	7,312,647	215,920	13,681,591
Keith R. McLoughlin	256,831,456	3,168,079	222,633	13,681,591
Kurt T. Schmidt	256,829,735	3,170,445	221,988	13,681,591
Archbold D. van Beuren	252,234,753	7,774,346	213,069	13,681,591

2. Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2025
The proposal to ratify the appointment of PricewaterhouseCoopers LLP as Campbell's independent registered public accounting firm for fiscal 2025 was approved. The votes cast for and against this proposal as well as the abstentions were as follows:

For	Against	Abstain
265,384,263	8,354,418	165,075

3. Advisory Vote on Fiscal 2024 Executive Compensation

The resolution to approve, on an advisory basis, the compensation of Campbell's executive officers named in the proxy statement for the 2024 Annual Meeting of Shareholders was approved. The votes cast for and against this proposal as well as the abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
250,091,100	9,761,434	369,634	13,681,591

4. Approval of an Amendment to the Company's Restated Certificate of Incorporation to Change the Company’s Name to The Campbell’s Company

The proposal to approve an amendment to the Company's Restated Certificate of Incorporation to change the Company’s name to The Campbell’s Company was approved. The votes cast for and against this proposal as well as the abstentions were as follows:

For	Against	Abstain
272,575,846	828,091	499,822
Shareholder Proposal:

5. Diversity Audit

A non-binding shareholder proposal regarding a diversity audit was not approved. The votes cast for and against this proposal as well as the abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-Votes
18,801,118	239,074,473	2,341,049	13,681,591

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation.
3.2	By-Laws of The Campbell’s Company, amended and restated effective November 19, 2024.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CAMPBELL'S COMPANY

Date: November 20, 2024	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Executive Vice President, General Counsel and Corporate Secretary